UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2025

TWFG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42177	99-0603906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	10055 Grogans Mill Road Suite 500 The Woodlands, Texas	77380
	(Address of principal executive offices)	(Zip Code)
(281) 367-3424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	TWFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Forms of Award Agreement and Equity Awards

On March 31, 2025, the compensation committee of the Board of Directors (the “Board”) of TWFG, Inc. (the “Company”) approved a new form of restricted stock unit (“RSU”) award agreement and a form of performance stock unit (“PSU”) award agreement (each, an “Award Agreement,” and collectively, the “Award Agreements”) under the Company’s 2024 Omnibus Incentive Plan (the “2024 Incentive Plan”).

Awards made under the form of RSU Award Agreement generally vest in three equal annual installments over a three-year period, subject to the grantee’s continued employment through the applicable vesting date and forfeiture on terms and conditions set forth in the form of RSU Award Agreement. Awards made under the form of PSU Award Agreement may be earned between 0% and 150% of the target award based on achievement by the Company of cumulative EBITDA and revenue goals set forth in the form of PSU Award Agreement and will vest to the extent that such goals are achieved upon the completion of a two-year performance period, ending on December 31, 2026, subject to earlier performance-vesting in connection with a change in control as set forth in the form of PSU Award Agreement and the grantee’s continued employment through March 31, 2028 (the “Service Requirement”), and forfeiture on terms and conditions set forth in the form of PSU Award Agreement.

The Award Agreements were used to grant RSUs and PSUs to Richard F. (“Gordy”) Bunch III, the Company’s Chief Executive Officer, Chairman of the Board and Director, Janice E. Zwinggi, the Company’s Chief Financial Officer and Katherine C. Nolan, the Company’s Chief Operating Officer with respect to the following numbers of units (and corresponding shares of Class A common stock of the Company) per award:

	RSUs	Target PSUs
Richard F. (“Gordy”) Bunch III	16,175	16,176
Janice E. Zwinggi	6,470	6,470
Katherine C. Nolan	6,470	6,470

Under the RSU Award Agreement, in the event that the grantee is terminated due to the grantee’s death, disability or retirement (collectively, a “Qualifying Termination”), a prorated portion of the unvested RSUs that otherwise would have vested on the next vesting date will vest and be settled as set forth in the form of RSU Award Agreement.

Under the PSU Award Agreement, in the event of a Qualifying Termination prior to the grantee’s completion of the Service Requirement, a prorated portion of the PSUs will be eligible to performance-vest, or if such Qualifying Termination occurs on or after December 31, 2026, a prorated portion of the performance-vested PSUs will remain outstanding and eligible to settle as set forth in the form of PSU Award Agreement.

In the event that the grantee incurs a Qualifying Termination or is terminated by the Company without “cause” (as defined in the 2024 Incentive Plan), in each case, on or following a “change in control” (as defined in the 2024 Incentive Plan) (i) all unvested RSUs will vest as of the termination date and be settled as set forth in the form of RSU Award Agreement and (ii) the Service Requirement applicable to the PSUs will be deemed satisfied and the PSUs will remain outstanding and eligible to performance-vest as set forth in the form of PSU Award Agreement.

The foregoing summary is qualified in its entirety by the forms of Award Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
*10.1	Form of Employee Restricted Stock Unit Award Agreement
*10.2	Form of Employee Performance Stock Unit Award Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)
* Management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWFG, INC.

Date: April 8, 2025		/s/ Richard F. Bunch III
	Name:	Richard F. Bunch III
	Title:	Chief Executive Officer